Exhibit 10.1












                       PREFERRED SHARE PURCHASE AGREEMENT
                           dated as of June 16, 1997

                                 by and between

                    California Real Estate Investment Trust, a trust organized under the laws of the State of California

                                       and

                          Veqtor Finance Company, LLC,
                      a Delaware limited liability company



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                                TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS..................................................................................-1

ARTICLE 2         SALE AND PURCHASE............................................................................-4
         Section 2.1       Sale of Class A Preferred Shares....................................................-4
         Section 2.2       Purchase Price......................................................................-4
         Section 2.3       Closing and Closing Date............................................................-4
         Section 2.4       Conditions to Closing...............................................................-4
         Section 2.5       Additional Closing Deliveries.......................................................-5

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................-6
         Section 3.1       Existence and Authority.............................................................-6
         Section 3.2       Capitalization; Consolidated Subsidiaries...........................................-6
         Section 3.3       Securities Act and Exchange Act Filings.............................................-7
         Section 3.4       No Consents, Approvals, Violations or Breaches......................................-7
         Section 3.5       Taxes...............................................................................-7
         Section 3.6       Financial Statements................................................................-8
         Section 3.7       Litigation; Legal and Governmental Proceedings and Judgments;
                             Licenses and Permits..............................................................-8
         Section 3.8       Brokers.............................................................................-8
         Section 3.9       No Material Change..................................................................-8
         Section 3.10      Compliance with Laws................................................................-8
         Section 3.11      Statements True and Correct.........................................................-8
         Section 3.12      Incorporation of Certain Additional Representations and Warranties by Reference.....-9

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF BUYER......................................................-9
         Section 4.1       Existence and Authority of Buyer....................................................-9
         Section 4.2       Investment Intent...................................................................-9
         Section 4.3       No Consents, Approvals, Violations or Breaches......................................-9
         Section 4.4       Brokers.............................................................................10

ARTICLE 5         COVENANTS OF THE COMPANY.....................................................................10
         Section 5.1       Operations in Ordinary Course.......................................................10
         Section 5.2       Conditions to Closing...............................................................10
         Section 5.3       Shareholder Approval................................................................10
         Section 5.4       Investigations......................................................................10

ARTICLE 6         COVENANTS OF BUYER...........................................................................11
         Section 6.1       Conditions to Closing...............................................................11
         Section 6.2       Bank Holding Company Restrictions...................................................11

ARTICLE 7         REGISTRATION RIGHTS..........................................................................12
         Section 7.1       Definitions.........................................................................12
         Section 7.2       Demand Registration ................................................................13
         Section 7.3       Piggyback Registration..............................................................14
         Section 7.4       Registration Procedures.............................................................15
         Section 7.5       Holder's Obligations................................................................17
         Section 7.6       Expenses of Registration............................................................17
         Section 7.7       Indemnification; Contribution.......................................................17
         Section 7.8       Transfer of Registration Rights.....................................................20
         Section 7.9       Covenants of the Company............................................................20





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ARTICLE 8         FURTHER AGREEMENTS...........................................................................21
         Section 8.1       Further Assurances..................................................................21
         Section 8.2       Restrictions on Certain Amendments to Amended and Restated
                             Declaration of Trust; Restrictions on Certain Equity Issuances....................21
         Section 8.3       Costs and Expenses..................................................................21
         Section 8.4       Buyer's Access to Records...........................................................21
         Section 8.5       Home Office Payment.................................................................22
         Section 8.6       Confidentiality.....................................................................22
         Section 8.7       SECTION Filings and Press Releases..................................................22
         Section 8.8       Limitation Upon Incurrence of Indebtedness..........................................22

ARTICLE 9         MISCELLANEOUS................................................................................22
         Section 9.1       Survival of Representations, Warranties and Covenants...............................22
         Section 9.2       Assignment; Transfer of Interests...................................................23
         Section 9.3       Notices.............................................................................23
         Section 9.4       Entire Agreement....................................................................24
         Section 9.5       No Waiver...........................................................................24
         Section 9.6       Governing Law.......................................................................25
         Section 9.7       Counterparts........................................................................25
         Section 9.8       Public Announcements................................................................25
         Section 9.9       Availability of Equitable Remedies..................................................25
         Section 9.10      Construction........................................................................25
         Section 9.11      Arbitration.........................................................................25


EXHIBITS

         Exhibit A         Certificate of Designation for the Class A Preferred Shares and Class B Preferred
                           Shares
         Exhibit B         Form of Amended and Restated Declaration of Trust
         Exhibit C         Form of Opinion of Greenberg Glusker Fields Claman Machtinger LLP
         Exhibit D         Form of Opinion of Battle Fowler LLP
         Exhibit E         List of Holders
         Exhibit F         Form of Transfer Agreement

DISCLOSURE SCHEDULES

         Schedule 3.2               Capital Stock
         Schedule 3.7               Litigation


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          PREFERRED SHARE PURCHASE AGREEMENT, dated as of June 16, 1997, by and between CALIFORNIA REAL ESTATE INVESTMENT TRUST, a trust organized under the laws of the State of California, whose name is intended to be changed to CAPITAL TRUST, and VEQTOR FINANCE COMPANY, LLC, a Delaware limited liability company.

                              Preliminary Statement

          Capitalized terms used in this agreement are defined in Article 1 hereof. The Company desires to sell, and Buyer desires to purchase at the Closing, pursuant to the terms and conditions set forth in this agreement, an aggregate of up to 12,639,405 shares, and no less than 11,895,911 shares, of the Company's Class A 9.5% Cumulative Convertible Preferred Shares of Beneficial Interests, $1.00 par value.

          Accordingly, the Company agrees with Buyer as follows:


                                    ARTICLE 1

                                   DEFINITIONS

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

          "Amended and Restated Declaration of Trust" means the Amended and Restated Declaration of Trust of the Company as set forth in Exhibit B hereto.

          "Bank Holding Company" has the meaning set forth in Section 6.2(a).

          "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

          "Buyer" means Veqtor Finance Company, LLC, a Delaware limited liability company.

          "Capital Shares" means any and all shares, rights, warrants or options to purchase shares, securities convertible into or exchangeable or exercisable for shares and participations in or other equivalents of or interests (other than security interests) in shares of beneficial interest in the Company, however designated and whether voting or non-voting.

          "Certificate of Designation" means the Certificate of Designation, Preferences and Rights of the Class A 9.5% Cumulative Convertible Preferred Shares and the Class B 9.5% Cumulative Convertible Non-Voting Preferred Shares as set forth in Exhibit A hereto.

          "Class A Common Shares" means the Company's Class A Common Shares of Beneficial Interests, $1.00 par value, having the designations and rights, qualifications, limitations and restrictions set forth in the Amended and Restated Declaration of Trust.

          "Class A Preferred Shares" means the Company's Class A 9.5% Cumulative Convertible Preferred Shares of Beneficial Interest, having the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designation.

          "Class B Common Shares" means the Company's Class B Non-Voting Common Shares of Beneficial Interests, $1.00 par value, having the designations and rights, qualifications, limitations and restrictions set forth in the Amended and Restated Declaration of Trust.




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          "Class B Preferred Shares" means the Company's Class B 9.5% Cumulative
Convertible Non-Voting Preferred Shares of Beneficial Interest, having the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designation.

          "Closing" has the meaning set forth in Section 2.3.

          "Closing Date" has the meaning set forth in Section 2.3.

          "Commission" means the Securities and Exchange Commission.

          "Common Shares" means, collectively, the Class A Common Shares and Class B Common Shares.

          "Company" means California Real Estate Investment Trust, a trust organized under the laws of the State of California, whose name is intended to be changed to Capital Trust..

          "Consolidated Subsidiaries" means, as of any date, all Persons included as of such date in the consolidated financial statements of the Company.

          "control" including, with correlative meanings, the terms "controlled by" and "under common control with," means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Persons, whether through the ownership of voting securities, by contract or otherwise.

          "D/E Ratio" means, as of the date of determination, the ratio of (i) the sum of (x) the total Indebtedness of the Company and its consolidated Subsidiaries as reflected on the Company's last regularly prepared balance sheet, plus (y) all Indebtedness issued by the Company since that date less all Indebtedness retired or repurchased by the Company since that date, plus (z) the Company's pro rata share, based upon its percentage equity ownership interest therein, of aggregate total Indebtedness of Equity Affiliates, to (ii) the excess of total assets (including the Company's equity in its Equity Affiliates) over total liabilities of the Company, as reflected on the Company's last regularly prepared balance sheet, in each case determined in accordance with GAAP and after giving effect to the incurrence of any proposed Indebtedness and the application of proceeds of such Indebtedness.

          "Disclosure Schedules" means the disclosure schedules referred to in
Article 3 hereof and delivered in connection with the execution of this agreement.

          "Equity Affiliate" means any Person in which the Company or any of its consolidated Subsidiaries has an equity interest which is or, in accordance with GAAP, should be accounted for on the equity method in the Company's consolidated financial statements.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event of a change in GAAP, the Company and Buyer will thereafter negotiate in good faith to revise

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any covenants of this agreement affected thereby in order to make such covenants consistent with GAAP then in effect.

          "Incur" means to issue, assume, guarantee, incur or otherwise become liable for.

          "Indebtedness" means, with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting capitalized lease obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention Agreements (but excluding trade accounts payable arising in the ordinary course of business) and (v) which are secured by any Lien on any property or asset of such first referred to Person.

          "Indemnified Party" has the meaning set forth in Section 9.1(c).

          "Indemnifying Party" has the meaning set forth in Section 9.1(c).

          "Junior Shares" means Common Shares and any other class or series of Capital Shares of the Company now or hereafter authorized, issued or outstanding which is subject, under the terms of the Company's Amended and Restated Declaration of Trust (including any certificate of designation adopted thereunder relating to any class or series of preferred shares), to the following restrictions and limitations:

           (a) no dividend or distribution can be declared or paid on the shares of such class or series unless all accrued dividends and other amounts then due with respect to the Preferred Shares shall have been paid in full;

           (b) in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Preferred Shares shall be entitled to receive out of assets of the Company available for distribution to shareholders, the amount specified in section 4 of the Certificate of Designation, before any payment shall be made or any assets distributed to the holders of such other class or series of Capital Shares of the Company, and

           (c) shares of such class or series are not required to be redeemed under any circumstances, either at the option of the Company or of any holder thereof, unless all of the outstanding Preferred Shares have theretofore been redeemed or converted.

          "Lien" means any lien, mortgage, deed of trust, pledge, charge or other encumbrance of any kind, including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof.

          "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          "Preferred Shares" means, collectively, the Class A Preferred Shares and the Class B Preferred Shares.

          "Proxy Statement" has the meaning set forth in Section 3.11.

          "Purchase Price" has the meaning set forth in Section 2.2.

          "Securities Act" means the Securities Act of 1933, as amended.


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          "Shareholders' Meeting" has the meaning set forth in Section 3.11.

          "Taxes" has the meaning set forth in Section 3.5.

          "Transactions" means the transactions contemplated by this agreement including, but not by way of limitation, (i) the sale of the Class A Preferred Shares to Buyer, (ii) the adoption by the Company's shareholders of the Amended and Restated Declaration of Trust and (iii) the adoption of the Certificate of Designation.


                                    ARTICLE 2

                                SALE AND PURCHASE

          Section 2.1 Sale of Class A Preferred Shares. On the terms and subject to the conditions of this agreement, and in reliance upon the representations and warranties contained herein, at the Closing the Company shall sell or cause to be sold to Buyer, and Buyer shall purchase from the Company for the consideration specified in Section 2.2, up to Twelve Million Six Hundred Thirty Nine Thousand Four Hundred Five (12,639,405) and no less than Eleven Million Eight Hundred Ninety Five Thousand Nine Hundred Eleven (11,895,911) Class A Preferred Shares.

          Section 2.2 Purchase Price. The aggregate purchase price for the Class A Preferred Shares (the "Purchase Price") shall be no more than Thirty Four Million Dollars ($34,000,000) and no less than Thirty Two Million Dollars ($32,000,000), based upon a per share purchase price of $2.69.

          Section 2.3 Closing and Closing Date. The closing of the sale and purchase of the Class A Preferred Shares (the "Closing") will take place in a mutually acceptable manner and on a mutually acceptable day and place (the "Closing Date"), which shall be as soon as reasonably practicable and no later than two Business Days after the Shareholders' Meeting. Prior to the Closing Date, Buyer shall advise the Company in writing of the number of Class A Preferred Shares to be purchased pursuant to Section 2.1 and shall confirm the Purchase Price therefor, calculated as provided in Section 2.2. At the Closing, the Company shall deliver to Buyer, free and clear of any lien, charge, encumbrance or expense (including, without limitation, any tax or other fee payable in connection with such issuance), a certificate or certificates representing the Class A Preferred Shares, with appropriate legends, against payment of the Purchase Price therefor. Buyer shall pay the Purchase Price to the Company by wire transfer of immediately available funds.

          Section 2.4 Conditions to Closing. (a) The obligation of Buyer to close the transactions contemplated hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                (i) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (A) preventing the consummation of the closing of the transactions contemplated by this agreement or (B) which is reasonably likely to materially adversely affect the business, properties or assets of the Company or the transactions contemplated by this agreement, shall be in effect, and no claim, suit or action shall have been asserted challenging the consummation of the Transactions which remains outstanding.

                (ii) Each of the terms, covenants and conditions of this agreement to be complied with and performed by the Company on or prior to the Closing Date shall have been duly complied with and performed in all material respects, or the Buyer shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by the Company pursuant to Section 2.5 shall have been delivered or performed.


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                (iii) Each of the representations and warranties made by the
         Company herein shall be true and correct as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                (iv) Buyer shall have obtained financing on terms and in an amount reasonably acceptable to Buyer and determined by Buyer to be reasonably adequate to permit the consummation by Buyer of the Transactions contemplated hereby.

                (v) The shareholders of the Company shall have approved the adoption of the Amended and Restated Declaration of Trust and the issuance of the Class A Preferred Shares as contemplated hereby, in each case as required by applicable law, at a duly called Shareholders' Meeting.

                (vi) The form and substance of all instruments and documents required to be delivered pursuant to this agreement by the Company shall be reasonably satisfactory in all respects to Buyer.

          (b) The obligation of the Company to close the transactions contemplated hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions:

                (i) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (A) preventing the consummation of the closing of the transactions contemplated by this agreement or (B) which is reasonably likely to materially adversely affect the business, properties or assets of the Company or the transactions contemplated by this agreement, shall be in effect, and no claim, suit or action shall have been asserted challenging the consummation of the Transactions which remains outstanding.

                (ii) Each of the terms, covenants and conditions of this agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been duly complied with and performed in all material respects, or the Company shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Buyer pursuant to Section 2.5 shall have been delivered or performed.

                (iii) Each of the representations and warranties made by the Buyer herein shall be true and correct as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                (iv) The shareholders of the Company shall have approved the adoption of the Amended and Restated Declaration of Trust and the issuance of the Class A Preferred Shares as contemplated hereby, in each case as required by applicable law, at a duly called Shareholders' Meeting.

                (v) The form and substance of all instruments and documents required to be delivered pursuant to this agreement by Buyer shall be reasonably satisfactory in all respects to the Company.

          Section 2.5 Additional Closing Deliveries. (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Buyer the documents listed below, in form and substance satisfactory to Buyer:


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                (i) the Amended and Restated Declaration of Trust of the Company
          and the Certificate of Designation, each certified as of the Closing Date by the Company's secretary or assistant secretary;

                (ii) resolutions of the Board of Trustees of the Company approving and authorizing this agreement and the transactions contemplated hereby, including the approval of the Certificate of Designation, each certified as of the Closing Date by the Company's secretary or assistant secretary as being in full force and effect without modification or amendment;

                (iii) resolutions of the shareholders of the Company approving and authorizing the adoption of the Amended and Restated Declaration of Trust and the issuance of the Class A Preferred Shares as contemplated hereby, certified as of the Closing Date by the Company's secretary or assistant secretary as being in full force and effect without modification or amendment;

                (iv) signature and incumbency certificates of the officers of the Company executing this agreement and any other documents executed and delivered in connection herewith;

                (v) opinions of Greenberg Glusker Fields Claman Machtinger LLP, counsel to the Company, in the form of Exhibit C; and

                (vi) wire transfer instructions with respect to the payment of the Purchase Price.

          (b) On or prior to the Closing Date, Buyer shall deliver or cause to be delivered to the Company the documents listed below, in form and substance satisfactory to the Company:

                (i) copies of the certificate of formation of Buyer together with a good standing certificate from the state of its formation, dated as of a recent date prior to the Closing Date and certified by the Secretary of State or other authorized governmental entity;

               (ii) signature and incumbency certificates of the officers executing this agreement on behalf of Buyer and any other documents executed and delivered in connection herewith; and

               (iii) opinions of Battle Fowler LLP, counsel to Buyer, in the form of Exhibit D.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            The Company represents and warrants to Buyer as follows:

          Section 3.1 Existence and Authority. (a) The Company is a trust duly formed, validly existing and in good standing under the laws of the State of California. The Company has full trust power and authority to enter into this agreement and, subject to the approval of the shareholders contemplated by
Section 2.4(a)(v), to perform its obligations hereunder. The execution, delivery and performance of this agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary proceedings on the part of the Company (other than the approval of the shareholders contemplated by Section 2.4(a)(v)), and this agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.


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          (b) The Company has full trust power to carry on the business in which it is currently engaged, and to own and use the properties owned and used by it. The Company is duly qualified or licensed to do business as a foreign trust and is in good standing in the jurisdictions in which the failure to so qualify is reasonably likely to materially adversely affect the business, properties or assets of the Company and the Consolidated Subsidiaries, taken as a whole.

          Section 3.2 Capitalization; Consolidated Subsidiaries. (a) The authorized Capital Shares of the Company is unlimited and may consist of common shares of beneficial interest and preferred shares of beneficial interest. As of December 31, 1996, 9,137,335 shares of beneficial interest designated as common shares of beneficial interests of the Company, $1.00 par value, and no shares of beneficial interest designated as preferred shares were issued and outstanding and no shares were held in treasury. Since December 31, 1996, except as contemplated by the Amended and Restated Declaration of Trust and the Certificate of Designation, there has been no change in the authorized, issued or outstanding Capital Shares of the Company and no shares have been redeemed or converted into treasury shares. All of the issued and outstanding common shares of beneficial interests of the Company, $1.00 par value, have been, and upon its issuance as provided herein the Class A Preferred Shares shall be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights that have not been waived or terminated with respect to the issuance of the Class A Preferred Shares and any Class B Preferred Shares or Common Shares issuable upon the conversion or exercise of the Class A Preferred Shares. Except as set forth on Schedule 3.2 of the Disclosure Schedules, there were no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other Agreements or commitments to which the Company was a party or which were binding upon the Company as of December 31, 1996 providing for the issuance or acquisition of any of the Company's Capital Shares and, except as contemplated by the Certificate of Designation, no options, warrants, rights, contracts, rights to subscribe, conversion rights or other such Agreements or commitments have been issued since December 31, 1996. Except as set forth on Schedule 3.2 of the Disclosure Schedules, there are no outstanding or authorized share appreciation, phantom share or similar rights with respect to the Company.

                  (b) Schedule 3.2 of the Disclosure Schedules lists each of the Consolidated Subsidiaries. Except as set forth on Schedule 3.2 of the Disclosure Schedules, the Company does not, directly or indirectly, own or control or have any capital, equity, partnership, participation or other interest in any Person.

          Section 3.3 Securities Act and Exchange Act Filings. Since December 31, 1995, the Trust has filed all documents required to be filed by it pursuant to the Securities Act and the Exchange Act and each such document when filed complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Such documents taken together with all information in this agreement and the Disclosure Schedules and all press releases issued since December 31, 1996, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

          Section 3.4 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery by the Company of this agreement, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof, applicable to the Company or any Consolidated Subsidiary other than the Proxy Statement, a listing application with the New York Stock Exchange with respect to the Class A Common Shares issuable upon the conversion of the Class B Common Shares and the Preferred Shares, and any action required to be taken by Buyer, (ii) violate any provision of the declaration of trust of the Company or any constituent document of any Consolidated Subsidiary, subject to the approval of the shareholders contemplated by Section 2.4(a)(v),
(iii) assuming no violation on the part of Buyer, violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any Consolidated Subsidiary or any of their properties or assets or (iv) assuming no violation on the part of Buyer, violate, conflict with, or result in a material breach of any provisions of, or constitute a material default (or any event which, with or without due notice or lapse of time, or both, would constitute a material default) under, or result in the

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termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which either the Company or any Consolidated Subsidiary is a party or by which any thereof or any of their respective properties or assets may be bound. Neither the Company nor any Consolidated Subsidiary is (x) in violation of, or default under, any terms or provisions of its constituent documents or (y) in violation of, or default under, any Lien, mortgage, lease, indenture, agreement, instrument, order, judgment, decree or law to which it is a party or by which it or any of its properties or assets is bound or subject.

          Section 3.5 Taxes. (a) The Company has timely filed all federal, state, local and foreign tax returns and reports required to be filed by or with respect to the Company in respect of all taxes, assessments or other governmental charges, including, without limitation, income, estimated income, business, occupation, franchise, gross income, gross receipts, alternative minimum, property, sales, transfer, gains, value-added, use, ad valorem, intangibles, document, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith ("Taxes"). The returns and information filed with respect to any Taxes are accurate in all material respects.

          (b) All Taxes for which the Company is or may be liable (whether disputed, incurred or which may be incurred) in respect of periods or portions thereof ending on or before the Closing Date shall have been paid to the proper taxing authority or an adequate reserve (in conformity with GAAP) established therefor, and the Company does not have any material liability for Taxes in excess of the amounts so paid or reserved. All Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid by the Company to the proper taxing authority.

          Section 3.6 Financial Statements. The Company has delivered to Buyer copies of the audited consolidated balance sheet of the Company as of December 31, 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal year ended on such date, certified by Coopers & Lybrand L.L.P., independent certified public accountants and, promptly after they become available, will deliver the consolidated balance sheet of the Company as of March 31, 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal quarter ended on such date. Such financial statements fairly represent the financial condition of the Company and its Consolidated Subsidiaries as of such date and for the period ending on such date, and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods.

          Section 3.7 Litigation; Legal and Governmental Proceedings and Judgments; Licenses and Permits. (a) Except as set forth in Schedule 3.7 of the Disclosure Schedules, (i) there is no claim, suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the knowledge of the Company threatened, against the Company or any Consolidated Subsidiary, (ii) to the knowledge of the Company, neither the Company nor any employee of the Company or any of the Consolidated Subsidiaries is a target or subject of any pending or threatened criminal investigation or proceeding and (iii) neither the Company nor any of the Consolidated Subsidiaries is the subject of any order, judgment, stipulation or decree, which has not been subsequently reversed, suspended or vacated.

          (b) The Company and each of the Consolidated Subsidiaries have all material licenses, permits and similar authorizations from all federal, state and local and all foreign authorities which are required in connection with their businesses.

          Section 3.8 Brokers. None of the Company, any Consolidated Subsidiary or any of their Affiliates has engaged any broker in connection with the transactions contemplated by this agreement and no Person acting on behalf of the Company or any Consolidated Subsidiary or any of their Affiliates is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from the Company or any Consolidated Subsidiary or any of their Affiliates in connection with the transactions contemplated by this agreement.

          Section 3.9 No Material Change. Since December 31, 1996, and except as otherwise disclosed in a filing under the Securities Act, the Exchange Act, a press release or in this agreement, there has not been any material adverse change in the financial position, operations, assets, liabilities, prospects or the business of the Company and the Consolidated Subsidiaries taken as a whole.

          Section 3.10 Compliance with Laws. The Company and each Consolidated Subsidiary is in substantial compliance with, and has conducted its business in all material respects so as to comply with, all applicable laws and regulations.

          Section 3.11 Statements True and Correct. The proxy statement (the "Proxy Statement") to be used by the Company to solicit any required approval of its shareholders as contemplated by this agreement does not contain any statement which, at the time of the meetings of the shareholders of the Company to be held pursuant to Section 5.3, including any adjournments thereof (the "Shareholders' Meeting") and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which as become false or misleading.

          Section 3.12 Incorporation of Certain Additional Representations and Warranties by Reference. Subsequent to the date hereof, it is anticipated that Buyer may be required to make certain customary representations and warranties with respect to the Company to investors in Buyer. All such representations and warranties relating to the Company, its business, assets, liabilities or prospects shall be deemed to be incorporated herein by reference as if set forth in full herein as additional representations and warranties made by the Company to Buyer hereunder. Buyer will promptly provide the Company with a copy of such representations and warranties and, if requested by Buyer, the Company will execute and deliver such further instruments as may be necessary or appropriate to reflect the Company's making such additional representations and warranties to Buyer.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to the Company as follows:

          Section 4.1 Existence and Authority of Buyer. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to enter into this agreement and to perform its obligations hereunder. The execution, delivery and performance of this agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary proceedings on the part of Buyer, and this agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.

          Section 4.2 Investment Intent. The Class A Preferred Shares, and the Class B Preferred Shares and Common Shares underlying the Class A Preferred Shares, will be held by Buyer for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling the same. Buyer acknowledges that the certificates evidencing the Class A Preferred Shares, and the Class B Preferred Shares and Common Shares to be issued upon conversion or exercise of the Class A Preferred Shares, contain or will contain customary legends the Company may apply, and that neither the Class A Preferred Shares, nor the Class B Preferred and the Common Shares underlying the Class A Preferred Shares, has been registered under the Securities Act or any applicable state securities laws, and that the Class A Preferred Shares, Class B Preferred Shares and Common Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or any applicable state securities laws, except pursuant to an applicable exemption.

          Section 4.3 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Buyer other than any action required to be taken by the Company, (ii) violate any provision of the certificate of formation or operating agreement of Buyer,
(iii) assuming no violations on the part of the Company, violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, the violation of which would have a material adverse effect upon Buyer or (iv) assuming no violation on the part of the Company, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound which would have a material adverse effect upon Buyer.

                  Section 4.4 Brokers. Neither Buyer nor any of its Affiliates has engaged any broker in connection with the transactions contemplated by this agreement and no Person acting on behalf of Buyer is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from Buyer or any of its Affiliates in connection with the transactions contemplated by this agreement.


                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

          During the period from the date hereof to the Closing Date, the Company covenants and agrees that:

          Section 5.1 Operations in Ordinary Course. Without the consent of the Buyer, the Company shall not

          (i) conduct its business and operations in such a manner as to impair its ability to consummate the Transactions,

          (ii) incur any Indebtedness or engage in any transaction, take any action or omit to take any action, which could reasonably be expected to impair its ability to consummate the Transactions,

          (iii) declare or pay any dividend or make any distribution on any shares of beneficial interests in the Company, or

          (iv) subdivide or reclassify any shares of beneficial interests in the Company, or combine any shares of beneficial interests in the Company.

          Section 5.2 Conditions to Closing. The Company shall use its reasonable best efforts to satisfy, as expeditiously as reasonably possible, all of the conditions to the obligations of the Company hereunder within the Company's control, including obtaining all consents, approvals and Agreements which are required in order to consummate the transactions contemplated hereby.

          Section 5.3 Shareholder Approval. The Company has filed the Proxy Statement in preliminary form with the appropriate federal and state governmental authorities prior to the date of this agreement and shall use its reasonable best efforts to have such Proxy Statement approved by such federal and state governmental authorities and mailed to the Company shareholders as soon practicable. The Company shall call a meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the adoption of the Amended and Restated Declaration of Trust and the issuance of the Class A Preferred Shares as contemplated hereby at a duly called Shareholders' Meeting. The Board of Trustees of the Company shall submit for approval of its shareholders the matters to be voted upon at the Shareholders' Meeting, and shall, subject to the exercise of its fiduciary obligations, recommend approval of such matters and use its reasonable best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approvals.

          Section 5.4 Investigations. The Company shall permit Buyer and its agents to inspect the properties, assets, operations, books and records of the Company at reasonable times and upon reasonable notice; provided, however, that any such inspection shall be conducted in such manner at such times and upon such notice as is reasonably acceptable to the Company. In addition, the Company shall furnish Buyer and its agents with copies of such documents and records with respect to the Company, its properties, assets, operations, books and records as Buyer shall from time to time reasonably request.


                                    ARTICLE 6

                               COVENANTS OF BUYER

          Section 6.1 Conditions to Closing. Buyer shall use its reasonable best efforts to satisfy, as expeditiously as reasonably possible, all of the conditions to the obligations of Buyer hereunder within Buyer's control, including obtaining all consents, approvals and Agreements which are required in order to consummate the transactions contemplated hereby.

          Section 6.2 Bank Holding Company Restrictions. (a) Buyer represents that it is not a bank holding company (as defined in Section 1841(a) of the Bank Holding Company Act of 1956, as amended) nor an affiliate (as defined in Section 1841(k) of the Bank Holding Company Act of 1956, as amended) of any bank holding company (as defined in Section 1841(a) of the Bank Holding Company Act of 1956, as amended) (collectively, a "Bank Holding Company").

                 (b) Buyer shall not transfer Class A Preferred Shares or Class A Common Shares to any Bank Holding Company, unless, after giving effect to such transfer, such Bank Holding Company would own no more than 4.9% of any class of voting securities of the Company.

                 (c) Buyer understands and agrees that the Class B Preferred Shares and the Class B Common Shares may be transferred by a Bank Holding Company only (i) in accordance with applicable federal and state securities laws and (ii) either (A) in a widely dispersed offering in which no more than 2% of the outstanding Class B Common Shares and Capital Shares convertible into Class B Common Shares are transferred to any one holder, in which circumstance the transferee will be permitted to convert such Class B Common Shares into Class A Common Shares, and Class B Preferred Shares into Class A Preferred Shares or (B) to a transferee who agrees, in a written agreement satisfactory in form and substance to the Company, to be bound by the provisions of this Section 6.2.

               (d) Buyer agrees that substantially the following legend shall be placed on the certificates representing any Class B Preferred Shares and Class B Common Shares:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE LIMITATIONS UPON TRANSFER AND CONVERSION
             CONTAINED IN THE CERTIFICATE OF DESIGNATION,

             PREFERENCES AND RIGHTS OF THE CLASS B 9.5% CUMULATIVE CONVERTIBLE NON-VOTING PREFERRED SHARES OF BENEFICIAL INTERESTS AND THE BY-LAWS OF THE COMPANY (COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY)."


                                    ARTICLE 7

                               REGISTRATION RIGHTS

          Section 7.1 Definitions. As used in this Article 7 the following terms have the meanings indicated:

          "Agent" means the principal placement agent on an agented placement of Registrable Securities.

          "Continuously Effective" means, with respect to a specified registration statement, that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive Business Days, or (ii) an aggregate of fifteen (15) Business Days during the period specified in the relevant provision of this agreement.

          "Demand Registration" has the meaning set forth in Section 7.2(a).

          "Demanding Holders" has the meaning set forth in Section 7.2(a).

          "Holder" means the Buyer, the Persons named on Exhibit E hereto and Transferees of Buyer's and such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 7.8, at such times as such Persons shall own Registrable Securities.

          "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

          "Piggyback Registration" has the meaning set forth in Section 7.3.

          "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

          "Registrable Securities" means, subject to Section 7.8 and Section 7.9(c): (i) the Common or Preferred Shares owned by Holders on the date hereof, and owned by a Holder on the date of determination; (ii) any Common Shares or Preferred Shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such shares; and
(iii) any securities issued in exchange for Common or Preferred Shares in any merger or reorganization of the Company; provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Company shall have no obligation under Sections 7.2 and 7.3 to register any Registrable Securities of a Holder if the Company shall deliver to the Holders requesting such registration an opinion of counsel reasonably satisfactory to such Holders and their counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities. For purposes of this agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected.

          "Registrable Securities then outstanding" means, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

          "Registration Expenses" has the meaning set forth in Section 7.6.

          "Selling Holders" means, with respect to a specified registration pursuant to this Article 7, Holders whose Registrable Securities are included in such registration.

          "Transfer" means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

          "Underwriters' Representative" means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

          "Violation" has the meaning set forth in Section 7.7(a).

      Section 7.2  Demand Registration.

          (a)

                (i) If one or more Holders shall make a written request to the Company (the "Demanding Holders"), the Company shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and each Demanding Holder shall be entitled to have included therein (subject to Section 7.8) all or such number of such Demanding Holder's Registrable Securities as the Demanding Holder shall report in writing. Any request made pursuant to this Section 7.2(a) shall be addressed to the attention of the secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 7.2(a)(i).

                (ii) Whenever the Company shall have received a demand pursuant to Section 7.2(a)(i) to effect the registration of any Registrable Securities, the Company shall promptly give written notice of such proposed registration to all Holders. Any such Holder may, within twenty (20) days after receipt of such notice, request in writing that all of such Holder's Registrable Shares, or any portion thereof designated by such Holder, be included in the registration.


          (b) Following receipt of a request for a Demand Registration, the Company shall:

                (i) File the registration statement with the Commission as promptly as practicable, and shall use the Company's best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

               (ii) Use the Company's best efforts to keep the relevant registration statement Continuously Effective for up to 270 days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement shall have been disposed of in the manner described in the Registration Statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 7.2 is suspended, the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

          (c) The Company shall be obligated to effect no more than three Demand Registrations. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Article 7, a right to demand a registration pursuant to this Section 7.2 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 270 days, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.

          (d) A registration pursuant to this Section 7.2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Majority Selling Holders, and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to
Section 7.2(a)(i).

          (e) If any registration pursuant to Section 7.2 involves an underwritten offering (whether on a "firm", "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Majority Selling Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to the Company.

          (f) Whenever the Company shall effect a registration pursuant to this
Section 7.2 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities: (i) if such Selling Holders have requested the inclusion therein of more than one class of Registrable Securities, and the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the inclusion of more than one class of Registrable Securities would adversely affect such offering, the Demanding Holders holding at least a majority of the Registrable Securities proposed to be sold therein by them shall decide which class of Registrable Securities shall be included therein in such offering and the related registration, and the other class shall be excluded; and (ii) if the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Majority Selling Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, and on a pro rata basis among all Selling Holders.

           Section 7.3 Piggyback Registration.

          (a) If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holders) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration (a "Piggyback Registration"). Upon the written request of each Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 7.3 without any obligation or liability to any Holder.

          (b) If the Underwriters' Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: securities proposed to be sold by the Company for its own account; the Registrable Securities requested to be included in such registration by Holders pursuant to this Section 7.3; and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 7.3, pro rata based on the estimated gross proceeds from the sale thereof.

          (c) Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this
Section 7.3.

          (d) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 7.2 or pursuant to this
Section 7.3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of 180 days has elapsed from the effective date of such a previous registration.

          Section 7.4 Registration Procedures. Whenever required under Section
7.2 or Section 7.3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) Business Days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 7.5(b). In the event that any Registrable Securities included in a registration statement subject to, or required by, this Article 7 remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such securities from registered status.

          (c) Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

          (d) Use the Company's best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Shares, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

          (f) Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (g) Make generally available to the Company's security holders copies of an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this agreement.

          (h) Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

          (i) Use the Company's best efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

          (j) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

          (k) Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if such Securities are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

          (l) Use the Company's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

          (m) Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

          Section 7.5 Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 7 with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

          (a) Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration;

          (b) Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders (in the case of a registration under Section 7.2) or the Company and the Majority Selling Holders (in the case of a registration under Section 7.3).

          Section 7.6 Expenses of Registration. Expenses in connection with registrations pursuant to this agreement shall be allocated and paid as follows:

          (a) With respect to each Demand Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registrations for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by Section 7.8), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by Demanding Holders owning a majority of the Registrable Securities owned by Demanding Holders to be included in a Demand Registration) (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders), provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.2 if the registration is subsequently withdrawn at the request of the Majority Selling Holders (in which case all Selling Holders shall bear such expense), unless Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute one of the demand registrations under Section 7.2 hereof.

          (b) The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 7.3 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 7.8), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).

          (c) Any failure of the Company to pay any Registration Expenses as required by this Section 7.6 shall not relieve the Company of its obligations under this agreement.

          Section 7.7 Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this agreement:

          (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

               (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

               (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 7.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 7.7 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

          (b) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this
Section 7.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 7.7(b) exceed the gross proceeds from the applicable offering received by such Selling Holder.

          (c) Promptly after receipt by an indemnified party under this Section
7.7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7.7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 7.7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section
7.7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

          (d) If the indemnification required by this Section 7.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 7.7:

               (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.7(a) and Section 7.7(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.7(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) If indemnification is available under this Section 7.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7.7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.7(d)(i).

          (f) The obligations of the Company and the Selling Holders of Registrable Securities under this Section 7.7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this agreement, and otherwise.

          Section 7.8 Transfer of Registration Rights. Rights with respect to Registrable Securities may be Transferred as follows: all rights of a Holder with respect to Registrable Securities pursuant to this agreement may be Transferred by such Holder to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee shall have executed and delivered to the secretary of the Company a properly completed agreement substantially in the form of Exhibit F, and (y) the Transferor shall have delivered to the secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

          Section 7.9 Covenants of the Company. The Company hereby agrees and covenants as follows:

          (a) The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

          (b) The Company shall not, and shall not permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Shares or any securities convertible into or exchangeable or exercisable for shares of Common Shares, during the five (5) Business Days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to this agreement. The Company shall not effect any registration of its securities (other than on Form S-4, Form S-8, or any successor forms to such forms or pursuant to such other registration rights Agreements as may be approved in writing by the Majority Selling Holders) or effect any public or private sale or distribution of any of its securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities from the date of a request for a Demand Registration pursuant to Section 7.2 until the earlier of (x) 90 days following the date as of which all securities covered by such Demand Registration statement shall have been Transferred, and (y) 270 days following the effective date of such Demand Registration Statement, unless the Company shall have previously notified in writing all Selling Holders of the Company's desire to do so, and Selling Holders owning a majority of the Registrable Securities or the Underwriters' Representative, if any, shall have consented thereto in writing.

          (c) Any agreement entered into after the date of this agreement pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Shares pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its majority owned subsidiaries is a party) shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in the first sentence of Section 7.9(b), in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

          (d) The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Article 7, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

          (e) The Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in a Demand Registration.


                                    ARTICLE 8

                               FURTHER AGREEMENTS

          Section 8.1 Further Assurances. Each party to this agreement shall, at the request of another party to this agreement, at any time and from time to time following the Closing hereunder, execute and deliver or cause to be executed and delivered all such further instruments and take or cause to be taken all such further action as may be reasonably necessary or appropriate in order more effectively to sell, assign, transfer and con vey to Buyer the Class A Preferred Shares and the underlying Class B Preferred Shares and Common Shares, or otherwise to confirm or carry out the provisions of this agreement.

          Section 8.2 Restrictions on Certain Amendments to Amended and Restated Declaration of Trust; Restrictions on Certain Equity Issuances. The Company shall not amend its Amended and Restated Declaration of Trust at any time unless
(i) the Company has notified Buyer of such change no less than fifteen (15) days prior to its adoption and (ii) in the reasonable judgment of the Company's Board of Trustees, such amendment does not contravene or violate the provisions of this agreement or the Certificate of Designation. So long as any Preferred Shares remain outstanding, the Company shall not issue any Capital Shares that are not Junior Shares, and shall not issue any Class B Preferred Shares (except upon the conversion of any Class A Preferred Shares) without the affirmative vote of the holders of a majority of the outstanding Preferred Shares, voting together as a separate class from the Common Shares.

          Section 8.3 Costs and Expenses. The Company shall bear the costs and expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants and independent accountants) incurred by the Company, Buyer, Equity Group Investments, Inc. and Victor Capital Group, L.P. in connection with the negotiation, preparation, execution, delivery and enforcement of this agreement and the consummation of the Transactions.

          Section 8.4 Buyer's Access to Records.

          (a) The Company shall afford, and shall cause each of the Consolidated Subsidiaries to afford, Buyer and its authorized representatives, access during normal business hours to their respective properties, books and records, in order that they may have the opportunity to make such investigations as they shall desire to make of the affairs of the Company and each Consolidated Subsidiary. The Company shall cause its trustees, officers, employees, investment bankers, counsel, accountants and other authorized representatives to furnish such additional financial and operating data and other information as Buyer and such other Persons shall from time to time reasonably request.

          (b) Nothing in this Section 8.4 shall be construed as a limitation upon Buyer's right to receive information from the Company as a shareholder and beneficiary of the Company under California law.

          Section 8.5 Home Office Payment. The Company agrees that the Company will make any payments to Buyer on the Common Shares, the Class A Preferred Shares and the Class B Preferred Shares by wire transfer in immediately available funds by 12:00 noon, local time at the location of Buyer's account, on the date of payment to such account as specified by Buyer in writing to the Company.

          Section 8.6 Confidentiality. Except to the extent disclosure is required by law, or in response to any governmental authority, or in connection with any litigation relating to an alleged breach of this agreement, each party shall maintain the confidentiality of all information obtained from the other party hereto other than information that is otherwise publicly available and shall use such information only for purposes reasonably related to this agreement and the transactions contemplated hereby.

          Section 8.7 SEC Filings and Press Releases. Promptly upon their becoming available, the Company will deliver to Buyer copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Consolidated Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or its Consolidated Subsidiaries with any securities exchange or with the Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available by the Company or any of its Consolidated Subsidiaries to the public concerning developments in the business of any such Person.

          Section 8.8 Limitation Upon Incurrence of Indebtedness. So long as any Preferred Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding Preferred Shares, voting together as a single class, but voting together as a separate class from the Common Shares, the Company shall not Incur any Indebtedness if the Company's D/E Ratio would exceed 5:1.

                                    ARTICLE 9

                                  MISCELLANEOUS

          Section 9.1 Survival of Representations, Warranties and Covenants. (a) Notwithstanding any investigation made by or on behalf of Buyer, the representations and warranties of the Company contained in this agreement shall be continuing representations and warranties and shall survive the Closing for a period of one year thereafter. The covenants and other Agreements of the Company and Buyer contained in this agreement shall be continuing covenants and Agreements and shall survive the Closing indefinitely.

          (b) From and after the Closing Date, the Company will indemnify and hold Buyer harmless from and against, and reimburse Buyer for any damages resulting from, any and all loss, liability, damage or expense (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) resulting to the Company or Buyer and based upon, arising out of or otherwise in respect of any breach of any representation, warranty, covenant or agreement of the Company contained in this agreement.

          (c) Each party entitled to indemnification under this Section 9.1(c) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnified Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Section 9.1(c), except to the extent that such failure to give notice prejudices the Indemnifying Party. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay the expense of one law firm for all Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between an Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (d) Subsequent to the date hereof, it is anticipated that Buyer may be required to make certain customary representations and warranties with respect to the Company to investors in Buyer and, with respect to such representations and warranties, indemnify and hold such investors harmless from any breach of such representations and warranties. The terms and conditions of any indemnification with respect to such representations and warranties relating to the Company, its business, assets, liabilities or prospects shall be deemed to be incorporated herein by reference as if set forth in full herein as an additional indemnification obligation of the Company as the Indemnifying Party in favor of Buyer. Buyer will promptly provide the Company with a copy of such indemnification provisions and, if requested by Buyer, the Company will execute and deliver such further instruments as may be necessary or appropriate to reflect the Company's obligation to indemnify Buyer for any breach of such additional representations and warranties.

          Section 9.2 Assignment; Transfer of Interests. This agreement may be assigned by Buyer, upon written notice to the Company, to any transferee of Common Shares, Class A Preferred Shares or Class B Preferred Shares from Buyer provided that such transferee agrees to be bound by all the provisions of this agreement. This agreement may be assigned by the Company provided that such transferee agrees to be bound by the provisions of this agreement and provided further that such assignment shall not relieve the Company of any of its obligations or liabilities to Buyer under this agreement. This agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and permitted assigns.

          Section 9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express-mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed or sent by overnight courier service, on the fifth (5) Business Day after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses:

                  (a)      If to Buyer to:

                           Veqtor Finance Company, LLC
                           c/o Victor Capital Group, L.P.
                           885 Third Avenue
                           New York, New York 10022
                           Attention:  John R. Klopp
                           Telecopy:  (212) 593-0316

                           with a copy to:

                           Equity Group Investments, Inc.
                           Two North Riverside Plaza, 7th Floor
                           Chicago, Illinois 60606
                           Attention:  Gary Garrabrant
                           Telecopy:  (312) 454-0157

                           and:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention:  Thomas E. Kruger
                           Telecopy:  (212) 856-7815

                  (b)      If to the Company, to:

                           California Real Estate Investment Trust
                           131 Steuart Street, #200
                           San Francisco, California 94105
                           Attention:  Frank A. Morrow
                           Telecopy:  (415) 543-6269

                           with a copy to:

                           Greenberg Glusker Fields Claman Machtinger LLP 1900 Avenue of the Stars, #2100
                           Los Angeles, California 90067
                           Attention:  Paula Peters
                           Telecopy:  (310) 553-0687

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

          Section 9.4 Entire Agreement. This agreement, including the Disclosure Schedules and Exhibits hereto, constitutes the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements and understandings, whether oral or written. No amendment or modification of the terms of this agreement shall be binding or effective unless expressed in writing and signed by each party.

          Section 9.5 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

          Section 9.6 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of California applicable to agreements executed and to be fully performed in such State.

          Section 9.7 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          Section 9.8 Public Announcements. The Company and Buyer agree to consult with each other prior to issuing any press release or otherwise making any public statement (including without limitation any filing with the Securities and Exchange Commission) with respect to the transactions contemplated hereby. The Company will consult with Buyer prior to issuing any press release or otherwise making any public statement with respect to Buyer or its members.

          Section 9.9 Availability of Equitable Remedies. Since a breach of the provisions of this agreement could not adequately be compensated by money damages, any party to this agreement shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

          Section 9.10 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this agreement.

          Section 9.11 Arbitration. Any dispute or controversy between the Company and Buyer arising under, out of, in connection with, or in relation to this agreement, the Amended and Restated Declaration of Trust, the Certificate of Designation (including without limitation any dispute concerning any determination made by the board of trustees of the Company) shall be determined and settled by arbitration in New York City by a panel of three members in accordance with the Commercial Rules of the American Arbitration Association as in effect for New York City. In the event of any dispute with respect to any calculation, such calculation shall be determined by an accountant from a "Big Six" accounting firm selected by agreement of the parties (which accounting firm shall have no material relationship with any party hereto or any of their Affiliates) or, in the event the parties are unable to agree upon such accountant, an accountant selected in accordance with the procedures established by the Commercial Rules of the American Arbitration Association as in effect for New York City. Any determination rendered therein shall be final and binding upon the parties and their legal representatives.





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          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                     CALIFORNIA REAL ESTATE INVESTMENT TRUST



                       By:      /s/ Frank A. Morrow
                       Name:    Frank A. Morrow
                       Title:   Chairman of the Board



                       VEQTOR FINANCE COMPANY, LLC

                              By:  CALREIT INVESTORS LIMITED PARTNERSHIP,
                                  its Managing Member

                                  By:  SZ Investments, LLC, its
                                       General Partner


                                       By:  ZELL GENERAL PARTNERSHIP, INC.
                                             its Managing Member

                                            By:  /s/ Donald J. Libentritt
                                                 ------------------------
                                                 Name:  Donald J. Liebentritt
                                                 Title:  Vice President


                                  By:  V2 Holdings LLC, its Managing Member
                                       By:  /s/ John R. Klopp
                                            -----------------


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                                  SCHEDULE 3.2

                                  CAPITAL STOCK


(1) The Company owns a 59% interest in Totem Square, L.P. ("Totem"), a Washington limited partnership.

(2) The Company owns 100% of CalREIT Totem Square, Inc. ("Cal-CORP"), which acts as general partner of Totem. Cal-CORP has a 1% interest in Totem.

(3)      The Company owns 100% of B.B. Real Estate Investment Corp.

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                                  SCHEDULE 3.7

                                   LITIGATION


None.



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